As filed with the Securities and Exchange Commission on August 9, 2012

Registration No. 333-182574

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 4 TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Hi-Crush Partners LP

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1400	90-0840530
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Three Riverway, Suite 1550

Houston, Texas 77056

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Robert E. Rasmus/James M. Whipkey

Three Riverway, Suite 1550

Houston, Texas 77056

(713) 963-0099

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

David Palmer Oelman E. Ramey Layne Vinson & Elkins L.L.P. 1001 Fannin Street, Suite 2500 Houston, Texas 77002 Tel: (713) 758-2222 Fax: (713) 758-2346	Charles L. Strauss P. Kevin Trautner Fulbright & Jaworski L.L.P. Fulbright Tower 1301 McKinney, Suite 5100 Houston, Texas 77010 Tel: (713) 651-5151 Fax: (713) 651-5246

Approximate date of commencement of proposed sale to the public:

As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Explanatory Note

Hi-Crush Partners LP is filing this Amendment No. 4 (the “Amendment”) to its Registration Statement on Form S-1 (Registration No. 333-182574) (the “Registration Statement”) as an exhibit-only filing to re-file Exhibits 10.4 through 10.10 previously filed with the Registration Statement and to amend and restate the list of exhibits set forth in Item 16 of Part II of the Registration Statement. Accordingly, this Amendment consists only of the facing page, this explanatory note, Part II of the Registration Statement, the signature pages to the Registration Statement and the filed exhibits. The prospectus is unchanged and has been omitted.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 13.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

Set forth below are the expenses (other than underwriting discounts) expected to be incurred by the sponsor in connection with the issuance and distribution of the securities registered hereby. With the exception of the Securities and Exchange Commission registration fee, the FINRA filing fee and the New York Stock Exchange listing fee the amounts set forth below are estimates.

SEC registration fee	$31,136
FINRA filing fee	33,281.25
Printing and engraving expenses	450,000
Fees and expenses of legal counsel	1,500,000
Accounting fees and expenses	1,450,000
Transfer agent and registrar fees	6,000
New York Stock Exchange listing fee	250,000

Total	$3,720,417.25

ITEM 14.	INDEMNIFICATION OF OFFICERS AND MEMBERS OF OUR BOARD OF DIRECTORS.

Subject to any terms, conditions or restrictions set forth in the partnership agreement, Section 17-108 of the Delaware Revised Uniform Limited Partnership Act empowers a Delaware limited partnership to indemnify and hold harmless any partner or other persons from and against all claims and demands whatsoever. The section of the prospectus entitled “The Partnership Agreement—Indemnification” discloses that we will generally indemnify officers, directors and affiliates of the general partner to the fullest extent permitted by the law against all losses, claims, damages or similar events and is incorporated herein by this reference.

Our general partner will purchase insurance covering its officers and directors against liabilities asserted and expenses incurred in connection with their activities as officers and directors of the general partner or any of its direct or indirect subsidiaries.

Our general partner will enter into indemnification agreements (each, an “Indemnification Agreement”) with each of its officers and directors (each, an “Indemnitee”). Each Indemnification Agreement provides that our general partner will indemnify and hold harmless each Indemnitee against all expense, liability and loss (including attorney’s fees, judgments, fines or penalties and amounts to be paid in settlement) actually and reasonably incurred or suffered by the Indemnitee in connection with serving in their capacity as officers and directors of our general partner (or of any subsidiary of our general partner) or in any capacity at the request of our general partner or its board of directors to the fullest extent permitted by applicable law, including Section 18-108 of the Delaware Limited Liability Company Act in effect on the date of the agreement or as such laws may be amended to provide more advantageous rights to the Indemnitee. The Indemnification Agreement also provides that the general partner must advance payment of certain expenses to the Indemnitee, including fees of counsel, in advance of final disposition of any proceeding subject to receipt of an undertaking from the Indemnitee to return such advance if it is ultimately determined that the Indemnitee is not entitled to indemnification.

The underwriting agreement to be entered into in connection with the sale of the securities offered pursuant to this registration statement, the form of which will be filed as an exhibit to this registration statement, provides for indemnification of Hi-Crush Proppants LLC and our general partner, their officers and directors, and any person who controls Hi-Crush Proppants LLC and our general partner, including indemnification for liabilities under the Securities Act.

ITEM 15.	RECENT SALES OF UNREGISTERED SECURITIES.

On May 8, 2012, in connection with the formation of Hi-Crush Partners LP, we issued (i) the non-economic general partner interest in us to Hi-Crush GP LLC and (ii) the 100.0% limited partner interest in us to Hi-Crush Proppants LLC for $1,000.00. The issuance was exempt from registration under Section 4(2) of the Securities Act. There have been no other sales of unregistered securities within the past three years.

ITEM 16.	EXHIBITS.

See the Index to Exhibits on the page immediately preceding the exhibits for a list of exhibits filed as part of this registration statement on Form S-1, which Index to Exhibits is incorporated herein by reference.

ITEM 17.	UNDERTAKINGS.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(1) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(2) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(3) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(4) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

The undersigned registrant undertakes to send to each common unitholder, at least on an annual basis, a detailed statement of any transactions registrant or its subsidiaries, and of fees, commissions, compensation and other benefits paid, or accrued to registrant or its subsidiaries for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

The registrant undertakes to provide to the common unitholders the financial statements required by Form 10-K for the first full fiscal year of operations of the registrant.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on, August 9, 2012.

Hi-Crush Partners LP

By:	Hi-Crush GP LLC, its general partner

By:	/s/ Robert E. Rasmus
Robert E. Rasmus
Its: Co-Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and the dates indicated.

Signature	Title	Date

/s/ Robert E. Rasmus	Co-Chief Executive Officer (Co-Principal Executive Officer)	August 9, 2012
Robert E. Rasmus

*	Co-Chief Executive Officer (Co-Principal Executive Officer)	August 9, 2012
James M. Whipkey

*	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	August 9, 2012
Laura C. Fulton

*	Director	August 9, 2012
Jeffries V. Alston, III

* Robert L. Cabes, Jr.	Director	August 9, 2012

* John R. Huff	Director	August 9, 2012

* Trevor M. Turbidy	Director	August 9, 2012

* Steven A. Webster	Director	August 9, 2012

*By:	/s/ Robert E. Rasmus
Robert E. Rasmus, Attorney-In-Fact

INDEX TO EXHIBITS

Exhibit Number			Description

1.1	à	—	Form of Underwriting Agreement

3.1	à	—	Certificate of Limited Partnership of Hi-Crush Partners LP

3.2	à	—	Form of First Amended and Restated Limited Partnership Agreement of Hi-Crush Partners LP (included as Appendix A in the prospectus included in this Registration Statement)

4.1	à	—	Form of Registration Rights Agreement

5.1	à	—	Opinion of Vinson & Elkins L.L.P. as to the legality of the securities being registered

8.1	à	—	Opinion of Vinson & Elkins L.L.P. relating to tax matters

10.1	à	—	Form of Contribution Agreement

10.2	à	—	Form of Omnibus Agreement

10.3	à†	—	Form of Hi-Crush Partners LP Long-Term Incentive Plan

10.4		—	Form of Credit Agreement

10.5	+	—	Supply Agreement, effective as of January 11, 2011, between Weatherford Artificial Lift Systems, Inc. and Hi-Crush Operating LLC

10.6	+	—	Supply Agreement, effective as of May 24, 2011, between Halliburton Energy Services, Inc. and Hi-Crush Operating LLC

10.7	+	—	First Amendment to Supply Agreement, effective as of November 23, 2011, between Halliburton Energy Services, Inc. and Hi-Crush Operating LLC

10.8	+	—	Supply Agreement, effective as of May 1, 2012, between Baker Hughes Oilfield Operations, Inc. and Hi-Crush Operating LLC

10.9	+	—	First Amendment to Supply Agreement, effective as of May 1, 2012, between Baker Hughes Oilfield Operations, Inc. and Hi-Crush Operating LLC

10.10	+	—	Supply Agreement, effective as of May 1, 2012, between FTS International Services, LLC and Hi-Crush Operating LLC

10.11	à+	—	Royalty Agreement dated as of January 10, 2011

10.12	à+	—	Royalty Agreement dated as of January 13, 2011

10.13	à+	—	Royalty Agreement dated as of March 17, 2011

10.14	à†	—	Employment Agreement, dated May 25, 2011, between Hi-Crush Proppants LLC and Robert E. Rasmus

10.15	à†	—	Employment Agreement, dated May 25, 2011, between Hi-Crush Proppants LLC and James M. Whipkey

10.16	à†	—	Employment Agreement, dated May 25, 2011, between Hi-Crush Proppants LLC and Jefferies V. Alston, III

10.17	à†	—	Directors’ Compensation Summary

10.18	à	—	Management Services Agreement

10.19	à†	—	Letter Agreement, dated July 13, 2012, between Hi-Crush Proppants LLC and Robert E. Rasmus

10.20	à†	—	Letter Agreement, dated July 13, 2012, between Hi-Crush Proppants LLC and James M. Whipkey

10.21	à†	—	Letter Agreement, dated July 13, 2012, between Hi-Crush Proppants LLC and Jeffries V. Alston, III

Exhibit Number			Description

21.1	à	—	List of Subsidiaries of Hi-Crush Partners LP

23.1	à	—	Consent of PricewaterhouseCoopers LLP

23.2	à	—	Consent of John T. Boyd Company

23.3	à	—	Consent of PropTester, Inc.

23.4	à	—	Consent of Stim-Lab, Inc.

23.5	à	—	Consent of Nominee for Director

23.6	à	—	Consent of Vinson & Elkins L.L.P. (contained in Exhibit 5.1)

23.7	à	—	Consent of Vinson & Elkins L.L.P. (contained in Exhibit 8.1)

24.1	à	—	Powers of Attorney (contained on page II-4)

99.1	à	—	Confidential Draft Registration Statement submitted May 11, 2012

99.2	à	—	Confidential Draft Registration Statement submitted June 14, 2012

à	Previously filed.
+	Portions of this exhibit have been omitted pursuant to a request for confidential treatment.
†	Compensatory plan or arrangement.